Lithia & Driveway (LAD) Reports Third Quarter Results, Achieves 54% Increase in Diluted Earnings Per Share, 9% Increase in Adjusted Diluted Earnings Per Share, and Raises Quarterly Dividend 7%
________________________________________________

Key Highlights
•Record third quarter revenues of $9.9 billion
•Used retail GPUs increased $197, or 11%, year over year
•Aftersales gross profit increased by 2.4% and gross margin was 59.5%, a 100-basis point increase, on a same-store basis
•Financing Operations income of $32.3 million, a 69% increase year over year, with record originations of $937 million, and a 18.3% penetration rate
•Third quarter diluted earnings per share of $13.22, a 54% increase, and adjusted diluted earnings per share of $10.34, a 9% increase
•Repurchased $85 million of shares, representing 1.1% of outstanding shares in the quarter, and 8.7% of outstanding shares in 2026
•Announced a 7% increase to quarterly dividend

Medford, Oregon, October 21, 2026 - Lithia & Driveway (NYSE: LAD), the largest global automotive retailer, today reported financial results for the third quarter of 2026.

"Our people and our ecosystem set Lithia & Driveway apart again this quarter, delivering record quarterly revenues and continued growth in earnings per share. Used vehicle profitability strengthened, aftersales margins expanded, cost discipline continued, and Financing Operations delivered strong income growth on the strength of a high-quality credit portfolio," said Bryan DeBoer, President and CEO. "The capital decisions of the past year are reflected in our financial results, with a meaningfully lower share count magnifying every dollar we earn. With the flexibility of our cash generation and strong balance sheet, the earnings power of our model continues to build as we head into 2027.”

Third Quarter 2026 Operational Summary
Third quarter 2026 revenue increased 3% to $9.9 billion from $9.7 billion in the third quarter of 2025.

Third quarter 2026 diluted earnings per share attributable to LAD was $13.22, a 54% increase from $8.61 per share reported in the third quarter of 2025. After adjusting for the unrealized gain on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted diluted earnings per share attributable to LAD for the third quarter of 2026 was $10.34, a 9% increase compared to $9.50 per share in the same period of 2025.

Third quarter 2026 net income was $292.9 million, a 34.0% increase compared to net income of $218.6 million in the third quarter of 2025. After adjusting for the unrealized gain on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted net income for the third quarter 2026 was $229.3 million, an 5% decrease compared to adjusted net income of $240.9 million for the same period of 2025.

The financial measures discussed in this release include both GAAP and non-GAAP measures. See “Reconciliation of Certain Non-GAAP Measures”.

For the first nine months of 2026 revenues increased 2% to $29.0 billion, compared to $28.4 billion in 2025.

Diluted earnings per share attributable to LAD for the first nine months of 2026 was $28.77, compared to $26.42 per share in 2025, an increase of 9%. Adjusted diluted earnings per share attributable to LAD for the first nine months of 2026 increased 4% to $27.61 from $26.60 in the same period of 2025.

Corporate Development
In the third quarter of 2026, LAD acquired two stores, which are expected to generate $150 million in annualized revenues, and divested two stores representing $115 million in annualized revenues.

In October 2026, LAD continued to expand its network in the Southeast region with the acquisition two Hyundai and two Kia stores in Memphis, TN. These additions add $250 million of expected annualized revenue.

LAD has acquired $1.17 billion in expected annualized revenues year to date.

Balance Sheet Update
LAD ended the third quarter with approximately $1.4 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.75 per share related to third quarter 2026 financial results. The dividend is expected to be paid on November 20, 2026 to shareholders of record on November 6, 2026.

During the third quarter of 2026, we repurchased approximately 246,000 shares at a weighted average price of $345. Under the current share repurchase authorization approximately $535 million remains available as of September 30, 2026.

Board of Directors Update
The Board of Directors has appointed Bryan B. DeBoer, our President and Chief Executive Officer, as Chairman of the Board, effective October 19, 2026. In this expanded role, Bryan DeBoer will serve as both Chairman and Chief Executive Officer, promoting communication and collaboration between management and the Board. Mr. DeBoer will continue to lead the Company’s strategic vision and operations execution.

Sidney B. DeBoer will become Vice Chairman and will continue to serve on the Board. Louis P. Miramontes will continue to serve as Lead Independent Director, ensuring strong independent Board leadership and reinforcing its oversight of management and governance.

"Sid established Lithia on the belief that earning trust, one customer and one community at a time, creates value that compounds over decades," said Bryan DeBoer, Chairman and Chief Executive Officer. "He took the company public and laid the foundation of Growth Powered by People for the network we operate today across the U.S., Canada and the U.K., and we're grateful his counsel will continue as Vice Chairman. I'm honored by the Board's confidence. Our strategy and priorities are unchanged: earn customers for life, keep growing our network and adjacent businesses, and allocate capital with discipline to drive long-term shareholder value."

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2026 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting third quarter 2026 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on Quarterly Earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook

https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•The profitability of our strategy and growth
•Future market conditions, including anticipated vehicle and other sales, gross profit and inventory supply
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, interest rates, tariffs, governmental actions, programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price

•Changes in customer demand, levels of consumer debt, consumer confidence and manufacturer sales incentives, and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
All “adjusted” financial measures in this presentation are non-GAAP financial measures, as are EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. We caution you not to place undue reliance on such non-GAAP measures and to consider them together with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Revenues:
New vehicle	$4,868.6	$4,792.4	1.6%	$14,077.1	$14,076.3	—%
Used vehicle	3,630.1	3,463.3	4.8	10,647.8	10,192.3	4.5
Finance and insurance	361.4	378.6	(4.5)	1,087.5	1,116.8	(2.6)
Aftersales	1,086.6	1,041.5	4.3	3,197.0	3,051.7	4.8
Total revenues	9,946.7	9,675.8	2.8%	29,009.4	28,437.1	2.0%
Cost of sales:
New vehicle	4,590.7	4,501.0	2.0	13,255.7	13,178.1	0.6
Used vehicle	3,419.2	3,274.4	4.4	10,035.2	9,609.2	4.4
Aftersales	441.0	434.4	1.5	1,303.6	1,288.3	1.2
Total cost of sales	8,450.9	8,209.8	2.9	24,594.5	24,075.6	2.2
Gross profit	1,495.8	1,466.0	2.0%	4,414.9	4,361.5	1.2%

Finance operations income	32.3	19.1	69.1%	90.0	51.7	74.1%

SG&A expense	1,036.3	998.0	3.8	3,088.4	2,965.3	4.2
Depreciation and amortization	71.6	65.5	9.3	212.3	194.6	9.1
Income from operations	420.2	421.6	(0.3)%	1,204.2	1,253.3	(3.9)%
Floor plan interest expense	(70.3)	(57.8)	21.6	(195.9)	(169.8)	15.4
Other interest expense	(63.1)	(68.3)	(7.6)	(196.0)	(200.5)	(2.2)
Other income (expense)	104.2	(13.3)	883.5	72.7	35.9	NM
Income before income taxes	391.0	282.2	38.6%	885.0	918.9	(3.7)%
Income tax expense	(98.1)	(63.6)	54.2	(228.4)	(230.9)	(1.1)
Income tax rate	25.1%	22.5%		25.8%	25.1%
Net income	$292.9	$218.6	34.0%	$656.6	$688.0	(4.6)%
Net income attributable to non-controlling interests	(1.8)	(1.5)	20.0%	(5.1)	(5.3)	(3.8)%
Net income attributable to LAD	$291.1	$217.1	34.1%	$651.5	$682.7	(4.6)%

Diluted earnings per share attributable to LAD:
Net income per share	$13.22	$8.61	53.5%	$28.77	$26.42	8.9%

Diluted shares outstanding	22.0	25.2	(12.7)%	22.6	25.8	(12.4)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2026	2025	(Decrease)		2026	2025	(Decrease)
Gross margin
New vehicle	5.7%	6.1%	(40)	bps	5.8%	6.4%	(60)	bps
Used vehicle	5.8	5.5	30		5.8	5.7	10
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	59.4	58.3	110		59.2	57.8	140
Gross profit margin	15.0	15.2	(20)		15.2	15.3	(10)

Unit sales
New vehicle	105,471	104,332	1.1%		304,347	305,151	(0.3)%
Used vehicle retail	109,791	109,097	0.6		326,056	325,476	0.2

Average selling price (excluding agency)
New vehicle	$46,777	$46,804	(0.1)%		$46,938	$47,165	(0.5)%
Used vehicle retail	29,499	28,381	3.9		29,180	27,990	4.3

Average gross profit per unit
New vehicle	$2,635	$2,793	(5.7)%		$2,699	$2,943	(8.3)%
Used vehicle retail	1,970	1,773	11.1		1,889	1,818	3.9
Finance and insurance	1,733	1,818	(4.7)		1,782	1,814	(1.8)
Total vehicle(1)	3,949	4,025	(1.9)		4,000	4,120	(2.9)

Revenue mix
New vehicle	48.9%	49.5%			48.5%	49.5%
Used vehicle	36.5	35.8			36.7	35.8
Finance and insurance, net	3.6	3.9			3.7	3.9
Aftersales	11.0	10.8			11.1	10.8

Gross Profit Mix
New vehicle	18.6%	19.9%			18.6%	20.6%
Used vehicle	14.1	12.9			13.9	13.4
Finance and insurance, net	24.2	25.8			24.6	25.6
Aftersales	43.1	41.4			42.9	40.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2026	2025	2026	2025	2026	2025	2026	2025
SG&A as a % of revenue	10.4%	10.3%	10.4%	10.3%	10.6%	10.4%	10.6%	10.4%
SG&A as a % of gross profit	68.8	67.9	69.3	68.1	69.6	67.9	70.0	68.0
Operating profit as a % of revenue	4.3	4.4	4.2	4.4	4.2	4.4	4.2	4.4
Operating profit as a % of gross profit	28.5	29.0	28.1	28.8	27.6	28.8	27.3	28.7
Pretax margin	3.1	3.2	3.9	2.9	3.0	3.2	3.1	3.2
Net profit margin	2.3	2.5	2.9	2.3	2.2	2.4	2.3	2.4
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2026	2025	(Decrease)		2026	2025	(Decrease)
Revenues
New vehicle	$4,608.3	$4,729.9	(2.6)%		$13,293.7	$13,784.0	(3.6)%
Used vehicle	3,419.4	3,409.5	0.3		10,023.4	9,932.6	0.9
Finance and insurance	345.1	375.6	(8.1)		1,039.6	1,102.0	(5.7)
Aftersales	1,027.9	1,021.0	0.7		3,018.5	2,964.1	1.8
Total revenues	9,400.6	9,536.0	(1.4)		27,375.2	27,782.8	(1.5)

Gross profit
New vehicle	$263.9	$288.4	(8.5)%		$778.0	$881.6	(11.8)%
Used vehicle	203.1	185.8	9.3		586.6	575.2	2.0
Finance and insurance	345.1	375.6	(8.1)		1,039.6	1,102.0	(5.7)
Aftersales	611.1	596.9	2.4		1,786.0	1,721.2	3.8
Total gross profit	1,423.2	1,446.7	(1.6)		4,190.2	4,280.1	(2.1)

Gross margin
New vehicle	5.7%	6.1%	(40)	bps	5.9%	6.4%	(50)	bps
Used vehicle	5.9	5.4	50		5.9	5.8	10
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	59.5	58.5	100		59.2	58.1	110
Gross profit margin	15.1	15.2	(10)		15.3	15.4	(10)

Unit sales
New vehicle	100,559	103,318	(2.7)%		289,351	300,917	(3.8)%
Used vehicle retail	104,612	108,039	(3.2)		311,741	320,566	(2.8)

Average selling price (excluding agency)
New vehicle	$46,470	$46,652	(0.4)%		$46,659	$46,843	(0.4)%
Used vehicle retail	29,197	28,200	3.5		28,770	27,703	3.9

Average gross profit per unit
New vehicle	$2,624	$2,792	(6.0)%		$2,689	$2,930	(8.2)%
Used vehicle retail	1,993	1,759	13.3		1,893	1,818	4.1
Finance and insurance	1,736	1,821	(4.7)		1,784	1,816	(1.8)
Total vehicle(1)	3,958	4,021	(1.6)		4,000	4,117	(2.8)
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026		2026
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	75.9%	80.8%	76.3%	81.4%
United Kingdom	20.5%	16.4%	20.2%	15.9%
Canada	3.6%	2.8%	3.5%	2.7%

	As of
	September 30,	December 31,	September 30,
Days’ Supply(1)	2026	2025	2025
New vehicle inventory	54	54	52
Used vehicle inventory	45	48	46
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended September 30,				Nine months ended September 30,
($ in millions)	2026	% (1)	2025	% (1)	2026	% (1)	2025	% (1)
Interest and fee income	$122.1	8.7	$104.9	9.2	$349.0	8.8	$298.0	9.2
Interest expense	(56.3)	(4.0)	(52.1)	(4.6)	(161.4)	(4.1)	(150.0)	(4.6)
Total interest margin	$65.8	4.7	$52.8	4.6	$187.6	4.7	$148.0	4.6
Lease income	29.2		23.4		79.5		67.7
Lease costs	(25.6)		(18.6)		(68.3)		(54.0)
Lease income, net	3.6		4.8		11.2		13.7
Provision expense	(22.5)	(1.6)	(25.8)	(2.3)	(64.7)	(1.6)	(72.5)	(2.2)
Other financing operations expenses	(14.6)	(1.0)	(12.7)	(1.1)	(44.1)	(1.1)	(37.5)	(1.2)
Finance operations income	$32.3		$19.1		$90.0		$51.7

Total average managed finance receivables	$5,558.0		$4,541.8		$5,290.6		$4,316.3
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2026	December 31, 2025
Cash, restricted cash, and cash equivalents	$374.0	$341.8
Trade receivables, net	1,132.9	1,134.1
Inventories, net	6,624.3	6,119.6
Other current assets	261.8	262.5
Total current assets	$8,393.0	$7,858.0

Property and equipment, net	5,074.7	4,936.0
Finance receivables, net	5,578.6	4,755.1
Intangibles	5,630.7	5,254.1
Other non-current assets	2,159.0	2,304.0
Total assets	$26,836.0	$25,107.2

Floor plan notes payable	6,566.8	5,008.9
Other current liabilities	1,838.5	1,687.8
Total current liabilities	$8,405.3	$6,696.7

Long-term debt, less current maturities	6,828.2	7,274.9
Non-recourse notes payable, less current maturities	2,746.3	2,404.2
Other long-term liabilities and deferred revenue	2,215.3	2,103.0
Total liabilities	$20,195.1	$18,478.8

Equity	6,640.8	6,628.4
Total liabilities and equity	$26,836.0	$25,107.2

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended September 30,
Cash flows from operating activities:	2026	2025
Net income	$656.6	$688.0
Adjustments to reconcile net income to net cash (used in) provided by operating activities	391.1	428.5
Changes in:
Inventories	(555.0)	44.8
Finance receivables	(831.4)	(671.3)
Floor plan notes payable	87.6	(151.0)
Other operating activities	46.2	(106.0)
Net cash (used in) provided by operating activities	(204.9)	233.0
Cash flows from investing activities:
Capital expenditures	(252.3)	(257.7)
Cash paid for acquisitions, net of cash acquired	(264.8)	(417.6)
Net proceeds from sales of stores	31.9	178.1
Other investing activities	4.0	17.8
Net cash used in investing activities	(481.2)	(479.4)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	1,542.2	73.3
Net borrowings on non-recourse notes payable	291.8	136.3
Net borrowings on other debt and finance lease liabilities	(456.1)	827.7
Proceeds from issuance of common stock	21.2	21.0
Repurchase of common stock	(624.5)	(662.3)
Dividends paid	(41.1)	(42.1)
Other financing activity	(11.2)	(89.4)
Net cash provided by financing activities	722.3	264.5
Effect of exchange rate changes on cash and restricted cash	(3.5)	4.7
Change in cash, restricted cash, and cash equivalents	32.7	22.8
Cash, restricted cash, and cash equivalents at beginning of period	391.3	445.8
Cash, restricted cash, and cash equivalents at end of period	424.0	468.6

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2026	2025
As reported	$(204.9)	$233.0
Floor plan notes payable, non-trade, net(1)	1,542.2	73.3
Adjust: finance receivables activity	831.4	671.3
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(43.5)	(62.9)
Adjusted	$2,125.2	$914.7
(1) Includes the impact of converting inventory‑secured revolvers to floorplan facilities during 2026, increasing net floorplan borrowings and adjusted operating cash flows $1,138.3 million.

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2026
	As reported	Net loss on disposal of stores	Investment gain	Insurance reserves	Tax attribute	Adjusted
Selling, general and administrative	1,036.3	(5.8)	—	(0.8)	—	1,029.7
Operating income	420.2	5.8	—	0.8	—	426.8
Other income (expense), net	104.2	—	(88.8)	—	—	15.4

Income before income taxes	391.0	5.8	(88.8)	0.8	—	308.8
Income tax (provision) benefit	(98.1)	(1.6)	23.7	(0.2)	(3.3)	(79.5)
Net income	$292.9	$4.2	$(65.1)	$0.6	$(3.3)	$229.3
Net income attributable to non-controlling interests	(1.8)	—	—	—	—	(1.8)
Net income attributable to LAD	$291.1	$4.2	$(65.1)	$0.6	$(3.3)	$227.5

Diluted earnings per share attributable to LAD	$13.22	$0.19	$(2.95)	$0.03	$(0.15)	$10.34
Diluted share count	22.0

	Three Months Ended September 30, 2025
	As reported	Net gain on disposal of stores	Investment loss	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$998.0	$15.4	$—	$(2.5)	$(15.9)	$—	$995.0
Operating income	421.6	(15.4)	—	2.5	15.9	—	424.6
Other income (expense), net	(13.3)	—	22.7	—	—	—	9.4

Income before income taxes	282.2	(15.4)	22.7	2.5	15.9	—	307.9
Income tax (provision) benefit	(63.6)	7.2	(6.0)	(0.5)	(0.6)	(3.5)	(67.0)
Net income	$218.6	$(8.2)	$16.7	$2.0	$15.3	$(3.5)	$240.9
Net income attributable to non-controlling interests	$(1.5)	$—	$—	$—	$—	$—	$(1.5)
Net income attributable to LAD	$217.1	$(8.2)	$16.7	$2.0	$15.3	$(3.5)	$239.4

Diluted earnings per share attributable to LAD	$8.61	$(0.32)	$0.66	$0.08	$0.61	$(0.14)	$9.50
Diluted share count	25.2

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2026
	As reported	Net gain on disposal of stores	Investment gain	Insurance reserves	Acquisition expenses	Contract buyouts	Tax attribute	Adjusted
Selling, general and administrative	$3,088.4	$9.2	$—	$(3.2)	$(0.7)	$(20.3)	$—	$3,073.4
Operating income	1,204.2	(9.2)	—	3.2	0.7	20.3	—	1,219.2
Other income (expense), net	72.7	—	(43.7)	—	—	—	—	29.0

Income before income taxes	885.0	(9.2)	(43.7)	3.2	0.7	20.3	—	856.3
Income tax (provision) benefit	(228.4)	2.4	11.6	(0.9)	(0.1)	(5.1)	(5.3)	(225.8)
Net income	$656.6	$(6.8)	$(32.1)	$2.3	$0.6	$15.2	$(5.3)	$630.5
Net income attributable to non-controlling interests	(5.1)	—	—	—	—	—	—	(5.1)
Net income attributable to LAD	$651.5	$(6.8)	$(32.1)	$2.3	$0.6	$15.2	$(5.3)	$625.4

Diluted earnings per share attributable to LAD	$28.77	$(0.30)	$(1.42)	$0.10	$0.03	$0.67	$(0.24)	$27.61
Diluted share count	22.6

	Nine Months Ended September 30, 2025
	As reported	Net gain on disposal of stores	Investment gain	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$2,965.3	$17.7	$—	$(5.4)	$(16.1)	$—	$2,961.5
Operating income	1,253.3	(17.7)	—	5.4	16.1	—	1,257.1
Other income (expense), net	35.9	—	(4.1)	—	—	—	31.8

Income before income taxes	918.9	(17.7)	(4.1)	5.4	16.1	—	918.6
Income tax (provision) benefit	(230.9)	11.6	1.0	(1.4)	(0.6)	(5.7)	(226.0)
Net income	$688.0	$(6.1)	$(3.1)	$4.0	$15.5	$(5.7)	$692.6
Net income attributable to non-controlling interests	(5.3)	—	—	—	—	—	(5.3)
Net income attributable to LAD	$682.7	$(6.1)	$(3.1)	$4.0	$15.5	$(5.7)	$687.3

Diluted earnings per share attributable to LAD	$26.42	$(0.24)	$(0.12)	$0.16	$0.60	$(0.22)	$26.60
Diluted share count	25.8

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$292.9	$218.6	34.0%	$656.6	$688.0	(4.6)%
Flooring interest expense	70.3	57.8	21.6	195.9	169.8	15.4
Other interest expense	63.1	68.3	(7.6)	196.0	200.5	(2.2)
Financing operations interest expense	56.3	52.1	8.1	161.4	150.0	7.6
Income tax expense	98.1	63.6	54.2	228.4	230.9	(1.1)
Depreciation and amortization	71.6	65.5	9.3	212.3	194.6	9.1
EBITDA	$652.3	$525.9	24.0%	$1,650.6	$1,633.8	1.0%

Other adjustments:
Less: flooring interest expense	$(70.3)	$(57.8)	21.6	$(195.9)	$(169.8)	15.4
Less: financing operations interest expense	(56.3)	(52.1)	8.1	(161.4)	(150.0)	7.6
Less: used vehicle line of credit interest	—	(3.7)	(100.0)	(1.5)	(11.2)	(86.6)
Add: acquisition expenses	—	15.9	NM	0.7	16.1	NM
Add: (gain) loss on disposal of stores	5.8	(15.4)	NM	(9.2)	(17.7)	NM
Add: investment (gain) loss	(88.8)	22.7	NM	(43.7)	(4.1)	NM
Add: insurance reserves	0.8	2.5	NM	3.2	5.4	NM
Add: contract buyouts	—	—	NM	20.3	—	NM
Adjusted EBITDA	$443.5	$438.0	1.3%	$1,263.1	$1,302.5	(3.0)%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2026		2025		(Decrease)
Floor plan notes payable	$6,566.8		$4,869.0		34.9%
Used and service loaner vehicle inventory financing facility	3.5		1,020.8		(99.7)
Revolving lines of credit	1,736.6		1,310.6		32.5
Warehouse facilities	1,743.5		1,252.0		39.3
Non-recourse notes payable	2,765.7		2,245.6		23.2
4.625% Senior notes due 2027	400.0		400.0		—
3.875% Senior notes due 2029	800.0		800.0		—
5.500% Senior notes due 2030	600.0		600.0		—
4.375% Senior notes due 2031	550.0		550.0		—
Real estate mortgages, finance lease obligations, and other debt	1,114.6		1,117.3		(0.2)
Unamortized debt issuance costs	(24.4)		(26.7)		(8.6)
Total debt	$16,256.3		$14,138.5		15.0%

Less: Inventory related debt	$(6,570.3)		$(5,889.8)		11.6%
Less: Financing operations related debt	(4,509.2)		(3,497.6)		28.9
Less: Unrestricted cash and cash equivalents	(108.1)		(206.5)		(47.7)
Less: Marketable securities	(76.1)		(54.9)		38.6
Less: Availability on used vehicle and service loaner financing facilities	(0.4)		(18.8)		(97.9)
Net Debt	$4,992.2		$4,470.9		11.7%

TTM Adjusted EBITDA	$1,627.2		$1,701.9		(4.4)%

Net debt to Adjusted EBITDA	3.07	x	2.63	x
NM - not meaningful